Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2014 Results

NEW YORK--(BUSINESS WIRE)--July 23, 2014--E*TRADE Financial Corporation (NASDAQ: ETFC):

Second Quarter Results

  Net income of $69 million, or $0.24 per share
  Total net revenue of $438 million
  Total operating expenses of $284 million
  Provision for loan losses of $12 million
  Corporate cash of $570 million(1), including a dividend from the bank of $75 million
  Daily Average Revenue Trades (DARTs) of 155,000
  End of period margin receivables of $7.3 billion
  Net new brokerage accounts of 33,000; annualized attrition rate of 8.6 percent
  Net new brokerage assets of $1.0 billion; end of period customer assets of $281 billion

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its second quarter ended June 30, 2014, reporting net income of $69 million, or $0.24 per share. This compares with net income of $97 million, or $0.33 per share in the prior quarter, and a net loss of $54 million, or $0.19 loss per share in the second quarter of 2013. Total net revenue of $438 million decreased from $475 million in the prior quarter, and $440 million in the second quarter of 2013.

“We had a successful second quarter, characterized by continued growth in the brokerage business, even as trading activity moderated industrywide,” said Paul Idzik, Chief Executive Officer. “Through the first half of the year we have already surpassed the previous year’s total for net new brokerage accounts, margin loan balances remained near record highs, and total customer assets have again reached all-time highs. We also continued strengthening the franchise through the closing of our TDR sale and the receipt of our fourth consecutive quarterly dividend from our bank to our parent, while completing our first-ever round of Dodd-Frank Act Stress Tests.”

E*TRADE reported DARTs of 155,000 during the quarter, a decrease of 22 percent from the prior quarter and an increase of four percent versus the same quarter a year ago.

The Company ended the quarter with 3.1 million brokerage accounts, an increase of 33,000 from the prior quarter. This compared with 72,000 net new brokerage accounts in the prior quarter and 30,000 in the second quarter of 2013. Brokerage account attrition for the quarter was 8.6 percent annualized.

The Company ended the quarter with $281 billion in total customer assets, compared with $269 billion at the end of the prior quarter and $220 billion from the year-ago period.

During the quarter, customers added $1.0 billion in net new brokerage assets, representing an annualized growth rate of 1.8 percent. Brokerage related cash decreased by $0.1 billion to $40.0 billion during the period. Customers were net buyers of approximately $0.4 billion of securities. Margin receivables averaged $7.3 billion in the quarter, up six percent over last quarter and up 28 percent year over year, ending the quarter at $7.3 billion.

Corporate cash ended the quarter at $570 million(1), an increase of $45 million from the prior quarter, driven primarily by a $75 million dividend distributed from the Company’s bank subsidiary to its parent during the quarter.

Net operating interest income for the second quarter was $270 million, up from $266 million in the prior quarter and $243 million a year ago. Second quarter results reflected a net interest spread of 2.55 percent on average interest-earning assets of $41.4 billion, compared with 2.47 percent on $42.1 billion in the prior quarter. The sequential decrease in average interest-earning assets was driven primarily by customer net buying and the scheduled expiration of $600 million of wholesale borrowings during the quarter(2).

Commissions, fees and service charges, and other revenue in the second quarter were $161 million, compared with $184 million in the prior quarter and $156 million in the second quarter of 2013. Average commission per trade for the quarter was $10.72, compared with $10.64 in the prior quarter, and $11.10 in the second quarter of 2013.

Total net revenue in the quarter also included $7 million of net gains on loans and securities, including gains related to the completion of the sale of modified loans. This compared with $15 million in the prior quarter, and $21 million in the second quarter of 2013.

Total operating expenses in the quarter of $284 million decreased $6 million sequentially and decreased $130 million from the year ago period, which included a goodwill impairment charge of $142 million.

The Company’s loan portfolio ended the quarter at $7.1 billion, contracting approximately $0.3 billion from the prior quarter. Second quarter provision for loan losses of $12 million was up from $4 million in the prior quarter, which included an $11 million benefit from a settlement with a third party mortgage originator.

Net charge-offs in the quarter were $14 million, compared with $54 million in the prior quarter which included $42 million related to the transfer of one- to four-family TDRs to held-for-sale at the end of the prior quarter, and an $11 million benefit related to a settlement with a third party mortgage originator. Excluding these items, net charge-offs were down $9 million compared to the previous quarter. The allowance for loan losses ended the quarter at $401 million, down $2 million from the previous quarter.

As of June 30, 2014, the Company reported bank and consolidated Tier 1 leverage ratios of 10.2 percent(3) and 7.5 percent(4), respectively, compared with 9.7 percent(3) and 7.0 percent(4) in the prior quarter.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. ET today. This conference call will be available to domestic participants by dialing 800-745-9830 while international participants should dial +1 212-271-4657. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding continued growth in our brokerage business, the effects of trends in trading activity and our efforts to continue to strengthen our franchise are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2014 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Operating interest income	$322	$302	$644	$602
Operating interest expense	(52)	(59)	(108)	(118)
Net operating interest income	270	243	536	484
Commissions	105	106	233	207
Fees and service charges	46	41	93	73
Principal transactions	-	21	10	43
Gains on loans and securities, net	7	21	22	37
Net impairment	-	(1)	-	(2)
Other revenues	10	9	19	18
Total non-interest income	168	197	377	376
Total net revenue	438	440	913	860
Provision for loan losses	12	46	16	89
Operating expense:
Compensation and benefits	99	86	197	182
Advertising and market development	33	23	67	60
Clearing and servicing	23	31	51	63
FDIC insurance premiums	19	25	43	54
Professional services	28	19	52	36
Occupancy and equipment	19	18	37	36
Communications	18	19	36	37
Depreciation and amortization	20	23	41	46
Amortization of other intangibles	6	6	11	12
Impairment of goodwill	-	142	-	142
Facility restructuring and other exit activities	1	10	4	17
Other operating expenses	18	12	35	24
Total operating expense	284	414	574	709
Income (loss) before other income (expense) and income tax expense	142	(20)	323	62
Other income (expense):
Corporate interest expense	(29)	(28)	(57)	(57)
Losses on early extinguishment of debt	-	-	(12)	-
Equity in income (loss) of investments and other	(1)	1	2	5
Total other income (expense)	(30)	(27)	(67)	(52)
Income (loss) before income tax expense	112	(47)	256	10
Income tax expense	43	7	90	29
Net income (loss)	$69	$(54)	$166	$(19)

Basic earnings (loss) per share	$0.24	$(0.19)	$0.57	$(0.07)
Diluted earnings (loss) per share	$0.24	$(0.19)	$0.56	$(0.07)
Shares used in computation of per share data:
Basic (in thousands)	288,705	286,903	288,380	286,765
Diluted (in thousands)	293,826	286,903	293,813	286,765

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013

Revenue:
Operating interest income	$322	$322	$302
Operating interest expense	(52)	(56)	(59)
Net operating interest income	270	266	243
Commissions	105	128	106
Fees and service charges	46	47	41
Principal transactions	-	10	21
Gains on loans and securities, net	7	15	21
Net impairment	-	-	(1)
Other revenues	10	9	9
Total non-interest income	168	209	197
Total net revenue	438	475	440
Provision for loan losses	12	4	46
Operating expense:
Compensation and benefits	99	98	86
Advertising and market development	33	34	23
Clearing and servicing	23	28	31
FDIC insurance premiums	19	24	25
Professional services	28	24	19
Occupancy and equipment	19	18	18
Communications	18	18	19
Depreciation and amortization	20	21	23
Amortization of other intangibles	6	5	6
Impairment of goodwill	-	-	142
Facility restructuring and other exit activities	1	3	10
Other operating expenses	18	17	12
Total operating expense	284	290	414
Income (loss) before other income (expense) and income tax expense	142	181	(20)
Other income (expense):
Corporate interest expense	(29)	(28)	(28)
Losses on early extinguishment of debt	-	(12)	-
Equity in income (loss) of investments and other	(1)	3	1
Total other income (expense)	(30)	(37)	(27)
Income (loss) before income tax expense	112	144	(47)
Income tax expense	43	47	7
Net income (loss)	$69	$97	$(54)

Basic earnings (loss) per share	$0.24	$0.34	$(0.19)
Diluted earnings (loss) per share	$0.24	$0.33	$(0.19)
Shares used in computation of per share data:
Basic (in thousands)	288,705	288,051	286,903
Diluted (in thousands)	293,826	293,819	286,903

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2014	2014	2013
ASSETS
Cash and equivalents	$1,807	$1,585	$1,838
Cash required to be segregated under federal or other regulations	1,215	981	1,066
Available-for-sale securities	12,837	12,766	13,592
Held-to-maturity securities	11,356	11,248	10,181
Margin receivables	7,340	7,346	6,353
Loans held-for-sale	-	795	-
Loans receivable, net	6,656	6,982	8,123
Investment in FHLB stock	56	56	61
Property and equipment, net	227	224	237
Goodwill	1,792	1,792	1,792
Other intangibles, net	205	210	216
Other assets	2,257	2,453	2,821
Total assets	$45,748	$46,438	$46,280

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,084	$25,749	$25,971
Securities sold under agreements to repurchase	3,742	4,345	4,543
Customer payables	6,626	6,260	6,310
FHLB advances and other borrowings	1,291	1,287	1,279
Corporate debt	1,770	1,769	1,768
Other liabilities	2,047	1,996	1,553
Total liabilities	40,560	41,406	41,424

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
June 30, 2014, March 31, 2014 and December 31, 2013, shares issued and outstanding: 288,687,146 at June 30, 2014, 288,519,125 at
March 31, 2014 and 287,357,001 at December 31, 2013	3	3	3
Additional paid-in-capital	7,336	7,333	7,328
Accumulated deficit	(1,856)	(1,925)	(2,022)
Accumulated other comprehensive loss	(295)	(379)	(453)
Total shareholders' equity	5,188	5,032	4,856
Total liabilities and shareholders' equity	$45,748	$46,438	$46,280

Segment Reporting

	Three Months Ended June 30, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$155	$233	$-	$(66)	$322
Operating interest expense	(4)	(114)	-	66	(52)
Net operating interest income	151	119	-	-	270
Commissions	105	-	-	-	105
Fees and service charges	45	1	-	-	46
Gains on loans and securities, net	-	7	-	-	7
Other revenues	8	2	-	-	10
Total non-interest income	158	10	-	-	168
Total net revenue	309	129	-	-	438
Provision for loan losses	-	12	-	-	12
Operating expense:
Compensation and benefits	69	3	27	-	99
Advertising and market development	33	-	-	-	33
Clearing and servicing	14	9	-	-	23
FDIC insurance premiums	-	19	-	-	19
Professional services	15	1	12	-	28
Occupancy and equipment	15	-	4	-	19
Communications	17	-	1	-	18
Depreciation and amortization	16	-	4	-	20
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	1	-	1
Other operating expenses	11	4	3	-	18
Total operating expense	196	36	52	-	284
Segment income (loss) before other income (expense)	113	81	(52)	-	142
Other income (expense):
Corporate interest expense	-	-	(29)	-	(29)
Equity in income of investments and other	-	-	(1)	-	(1)
Total other income (expense)	-	-	(30)	-	(30)
Segment income (loss)	$113	$81	$(82)	$-	$112

	Three Months Ended March 31, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	148	$240	$-	$(66)	$322
Operating interest expense	(5)	(117)	-	66	(56)
Net operating interest income	143	123	-	-	266
Commissions	128	-	-	-	128
Fees and service charges	47	-	-	-	47
Principal transactions	10	-	-	-	10
Gains on loans and securities, net	-	15	-	-	15
Other revenues	8	1	-	-	9
Total non-interest income	193	16	-	-	209
Total net revenue	336	139	-	-	475
Provision for loan losses	-	4	-	-	4
Operating expense:
Compensation and benefits	71	3	24	-	98
Advertising and market development	34	-	-	-	34
Clearing and servicing	18	10	-	-	28
FDIC insurance premiums	-	24	-	-	24
Professional services	12	-	12	-	24
Occupancy and equipment	15	-	3	-	18
Communications	17	1	-	-	18
Depreciation and amortization	16	-	5	-	21
Amortization of other intangibles	5	-	-	-	5
Facility restructuring and other exit activities	-	-	3	-	3
Other operating expenses	7	3	7	-	17
Total operating expense	195	41	54	-	290
Segment income (loss) before other income (expense)	141	94	(54)	-	181
Other income (expense):
Corporate interest expense	-	-	(28)	-	(28)
Losses on early extinguishment of debt	-	-	(12)	-	(12)
Equity in loss of investments and other	-	-	3	-	3
Total other income (expense)	-	-	(37)	-	(37)
Segment income (loss)	$141	$94	$(91)	$-	$144

	Three Months Ended June 30, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$138	$231	$-	$(67)	$302
Operating interest expense	(5)	(121)	-	67	(59)
Net operating interest income	133	110	-	-	243
Commissions	106	-	-	-	106
Fees and service charges	40	1	-	-	41
Principal transactions	21	-	-	-	21
Gains on loans and securities, net	-	21	-	-	21
Net impairment	-	(1)	-	-	(1)
Other revenues	8	1	-	-	9
Total non-interest income	175	22	-	-	197
Total net revenue	308	132	-	-	440
Provision for loan losses	-	46	-	-	46
Operating expense:
Compensation and benefits	61	3	22	-	86
Advertising and market development	23	-	-	-	23
Clearing and servicing	19	12	-	-	31
FDIC insurance premiums	-	25	-	-	25
Professional services	7	2	10	-	19
Occupancy and equipment	16	-	2	-	18
Communications	17	1	1	-	19
Depreciation and amortization	19	-	4	-	23
Amortization of other intangibles	6	-	-	-	6
Impairment of goodwill	142	-	-	-	142
Facility restructuring and other exit activities	-	-	10	-	10
Other operating expenses	8	(1)	5	-	12
Total operating expense	318	42	54	-	414
Segment income (loss) before other income (expense)	(10)	44	(54)	-	(20)
Other income (expense):
Corporate interest expense	-	-	(28)	-	(28)
Equity in income of investments and other	-	-	1	-	1
Total other income (expense)	-	-	(27)	-	(27)
Segment income (loss)	$(10)	$44	$(81)	$-	$(47)

Key Performance Metrics(6)

Corporate Metrics	Qtr ended 6/30/14	Qtr ended 3/31/14	Qtr ended 6/30/14 vs. 3/31/14	Qtr ended 6/30/13	Qtr ended 6/30/14 vs. 6/30/13

Operating margin %(7)
Consolidated	32%	38%	(6)%	N.M.	N.M.
Trading and Investing	37%	42%	(5)%	N.M.	N.M.
Balance Sheet Management	63%	68%	(5)%	33%	30%

Employees	3,113	3,013	3%	2,871	8%
Consultants and other	142	131	8%	78	82%
Total headcount	3,255	3,144	4%	2,949	10%

Book value per share	$17.97	$17.44	3%	$16.59	8%
Tangible book value per share(8)	$12.34	$11.76	5%	$10.66	16%

Corporate cash ($MM)(1)	$570	$525	9%	$251	127%

Enterprise net interest spread (basis points)(9)	255	247	3%	235	9%
Enterprise interest-earning assets, average ($MM)	$41,395	$42,114	(2)%	$40,166	3%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss)	$69	$97	(29)%	$(54)	N.M.
Income tax expense	43	47	(9)%	7	N.M.
Depreciation & amortization	26	26	0%	29	(10)%
Corporate interest expense	29	28	4%	28	4%
EBITDA	167	198	(16)%	10	N.M.
Impairment of goodwill	-	-	N.M.	142	N.M.
Adjusted EBITDA	$167	$198	(16)%	$152	10%

Interest coverage(10)	5.8	6.9	N.M.	0.3	N.M.
Adjusted interest coverage(10)	5.8	6.9	N.M.	5.3	N.M.

E*TRADE Bank net income ($MM)(11)	$106	$116	(9)%	$103	3%

Trading and Investing Metrics

Trading days	63.0	61.0	N.M.	64.0	N.M.

DARTs	155,194	197,944	(22)%	149,670	4%

Total trades (MM)	9.8	12.1	(19)%	9.6	2%
Average commission per trade	$10.72	$10.64	1%	$11.10	(3)%

End of period margin receivables ($B)	$7.3	$7.3	0%	$6.0	22%
Average margin receivables ($B)	$7.3	$6.9	6%	$5.7	28%

Gross new brokerage accounts	99,136	125,342	(21)%	90,963	9%
Gross new stock plan accounts	59,084	56,693	4%	56,015	5%
Gross new banking accounts	2,001	2,658	(25)%	2,541	(21)%
Closed accounts	(117,670)	(112,559)	N.M.	(110,369)	N.M.
Net new accounts	42,551	72,134	N.M.	39,150	N.M.

Net new brokerage accounts	33,005	71,902	N.M.	29,506	N.M.
Net new stock plan accounts	17,787	8,822	N.M.	18,040	N.M.
Net new banking accounts	(8,241)	(8,590)	N.M.	(8,396)	N.M.
Net new accounts	42,551	72,134	N.M.	39,150	N.M.

End of period brokerage accounts	3,102,966	3,069,961	1%	2,962,731	5%
End of period stock plan accounts	1,246,182	1,228,395	1%	1,185,807	5%
End of period banking accounts	379,307	387,548	(2)%	413,596	(8)%
End of period total accounts	4,728,455	4,685,904	1%	4,562,134	4%

Annualized brokerage account attrition rate(12)	8.6%	7.1%	N.M.	8.4%	N.M.

Customer Assets ($B)
Security holdings	$197.8	$187.2	6%	$150.8	31%
Customer payables (cash)	6.6	6.3	5%	5.1	29%
Customer assets held by third parties(13)	14.3	14.4	(1)%	11.5	24%
Unexercised stock plan customer holdings (vested)	37.1	35.4	5%	27.2	36%
Customer assets in brokerage and stock plan accounts	255.8	243.3	5%	194.6	31%
Sweep deposits	19.1	19.4	(2)%	19.0	1%
Savings, transaction and other	6.0	6.3	(5)%	6.5	(8)%
Customer assets in banking accounts	25.1	25.7	(2)%	25.5	(2)%
Total customer assets	$280.9	$269.0	4%	$220.1	28%

Net new brokerage assets ($B)(14)	$1.0	$4.1	N.M.	$1.7	N.M.
Net new banking assets ($B)(14)	(0.3)	(0.0)	N.M.	(0.4)	N.M.
Net new customer assets ($B)(14)	$0.7	$4.1	N.M.	$1.3	N.M.

Brokerage related cash ($B)	$40.0	$40.1	0%	$35.6	12%
Other customer cash and deposits ($B)	6.0	6.3	(5)%	6.5	(8)%
Total customer cash and deposits ($B)	$46.0	$46.4	(1)%	$42.1	9%

Stock plan customer holdings (unvested) ($B)	$73.6	$68.9	7%	$52.1	41%

Customer net (buy) / sell activity ($B)	$(0.4)	$(3.9)	N.M.	$(0.3)	N.M.

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$7,201	$8,360	(14)%	$9,766	(26)%
Ending loans receivable, net	$6,656	$6,982	(5)%	$9,106	(27)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$3,100	$3,195	(3)%	$4,495	(31)%
30-89 days delinquent	88	123	(28)%	187	(53)%
90-179 days delinquent	27	27	0%	76	(64)%
Total 30-179 days delinquent	115	150	(23)%	263	(56)%

180+ days delinquent (net of $58M, $64M and $127M in charge-offs for Q214, Q114 and Q213, respectively)	145	149	(3)%	262	(45)%
Total delinquent loans(15)	260	299	(13)%	525	(50)%
Gross loans receivable(16)	$3,360	$3,494	(4)%	$5,020	(33)%

Home Equity
Current	$3,033	$3,180	(5)%	$3,689	(18)%
30-89 days delinquent	56	62	(10)%	70	(20)%
90-179 days delinquent	32	38	(16)%	42	(24)%
Total 30-179 days delinquent	88	100	(12)%	112	(21)%

180+ days delinquent (net of $24M, $24M and $22M in charge-offs for Q214, Q114 and Q213, respectively)	45	41	10%	41	10%
Total delinquent loans(15)	133	141	(6)%	153	(13)%
Gross loans receivable(16)	$3,166	$3,321	(5)%	$3,842	(18)%

Consumer and Other
Current	$519	$558	(7)%	$681	(24)%
30-89 days delinquent	11	10	10%	12	(8)%
90-179 days delinquent	1	2	(50)%	2	(50)%
Total 30-179 days delinquent	12	12	0%	14	(14)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	12	12	0%	14	(14)%
Gross loans receivable(16)	$531	$570	(7)%	$695	(24)%

Total Loans Receivable
Current	$6,652	$6,933	(4)%	$8,865	(25)%
30-89 days delinquent	155	195	(21)%	269	(42)%
90-179 days delinquent	60	67	(10)%	120	(50)%
Total 30-179 days delinquent	215	262	(18)%	389	(45)%
180+ days delinquent	190	190	0%	303	(37)%
Total delinquent loans(15)	405	452	(10)%	692	(41)%
Total gross loans receivable(16)	$7,057	$7,385	(4)%	$9,557	(26)%

TDR performance detail ($MM)(17)

One- to Four-Family TDRs
Current	$244	$244	0%	$917	(73)%
30-89 days delinquent	19	21	(10)%	108	(82)%
90-179 days delinquent	6	8	(25)%	46	(87)%
Total 30-179 days delinquent	25	29	(14)%	154	(84)%
180+ days delinquent (net of $25M, $24M and $76M in charge-offs for Q214, Q114 and Q213, respectively)	50	48	4%	139	(64)%
Total delinquent TDRs	75	77	(3)%	293	(74)%
TDRs	$319	$321	(1)%	$1,210	(74)%

Home Equity TDRs
Current	$184	$189	(3)%	$216	(15)%
30-89 days delinquent	15	15	0%	13	15%
90-179 days delinquent	8	9	(11)%	9	(11)%
Total 30-179 days delinquent	23	24	(4)%	22	5%
180+ days delinquent (net of $14M, $15M and $14M in charge-offs for Q214, Q114 and Q213, respectively)	19	19	0%	21	(10)%
Total delinquent TDRs	42	43	(2)%	43	(2)%
TDRs	$226	$232	(3)%	$259	(13)%

Total TDRs
Current	$428	$433	(1)%	$1,133	(62)%
30-89 days delinquent	34	36	(6)%	121	(72)%
90-179 days delinquent	14	17	(18)%	55	(75)%
Total 30-179 days delinquent	48	53	(9)%	176	(73)%
180+ days delinquent	69	67	3%	160	(57)%
Total delinquent TDRs	117	120	(3)%	336	(65)%
TDRs	$545	$553	(1)%	$1,469	(63)%

Capital Metrics

E*TRADE Bank
Tier 1 leverage ratio(3)	10.2%	9.7%	0.5%	9.5%	0.7%
Tier 1 risk-based capital ratio(3)	24.7%	22.8%	1.9%	21.7%	3.0%
Total risk-based capital ratio(3)	26.0%	24.0%	2.0%	22.9%	3.1%
Tier 1 common ratio(3)	24.7%	22.8%	1.9%	21.7%	3.0%

E*TRADE Financial
Tier 1 leverage ratio(4)	7.5%	7.0%	0.5%	6.4%	1.1%
Tier 1 risk-based capital ratio(4)	18.3%	16.7%	1.6%	14.5%	3.8%
Total risk-based capital ratio(4)	19.5%	18.0%	1.5%	15.8%	3.7%
Tier 1 common ratio(4)	15.8%	14.3%	1.5%	12.2%	3.6%

Activity in Allowance for Loan Losses

	Three Months Ended June 30, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 3/31/14	$52	$327	$24	$403
Provision for loan losses	(8)	21	(1)	12
Charge-offs, net	-	(11)	(3)	(14)
Allowance for loan losses, ending 6/30/14	$44	$337	$20	$401

	Three Months Ended March 31, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 12/31/13	$102	$326	$25	$453
Provision for loan losses	(18)	20	2	4
Charge-offs, net(18)	(32)	(19)	(3)	(54)
Allowance for loan losses, ending 3/31/14	$52	$327	$24	$403

	Three Months Ended June 30, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 3/31/13	$161	$263	$31	$455
Provision for loan losses	(8)	53	1	46
Charge-offs, net	(9)	(37)	(4)	(50)
Allowance for loan losses, ending 6/30/13	$144	$279	$28	$451

Specific Valuation Allowance Activity(19)

	As of June 30, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in millions)
One- to four-family	$232	$(45)	$187	$(14)	$173	7%	25%
Home equity	322	(145)	177	(62)	115	35%	64%
Total	$554	$(190)	$364	$(76)	$288	21%	48%

	As of March 31, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in millions)
One- to four-family	$229	$(44)	$185	$(15)	$170	8%	26%
Home equity	330	(148)	182	(60)	122	33%	63%
Total	$559	$(192)	$367	$(75)	$292	20%	48%

	As of June 30, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in millions)
One- to four-family	$1,386	$(324)	$1,062	$(77)	$985	7%	29%
Home equity	359	(153)	206	(65)	141	32%	61%
Total	$1,745	$(477)	$1,268	$(142)	$1,126	11%	35%

Average Enterprise Balance Sheet Data

	Three Months Ended
	June 30, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(21)	$7,416	$77	4.18%
Available-for-sale securities	12,742	72	2.28%
Held-to-maturity securities	11,298	82	2.91%
Margin receivables	7,330	65	3.56%
Cash and equivalents	1,310	1	0.15%
Segregated cash	799	1	0.10%
Securities borrowed and other	500	21	16.43%
Total enterprise interest-earning assets	$41,395	319	3.08%
Enterprise interest-bearing liabilities:
Deposits	$25,239	$2	0.03%
Customer payables	6,250	3	0.16%
Securities sold under agreements to repurchase	4,010	30	2.98%
FHLB advances and other borrowings	1,285	17	5.24%
Securities loaned and other	1,506	-	0.03%
Total enterprise interest-bearing liabilities	$38,290	52	0.53%
Enterprise net interest income/spread(9)		$267	2.55%

	Three Months Ended
	March 31, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(21)	$8,397	$84	3.99%
Available-for-sale securities	13,492	79	2.33%
Held-to-maturity securities	10,551	77	2.90%
Margin receivables	6,937	62	3.64%
Cash and equivalents	1,148	-	0.15%
Segregated cash	837	-	0.11%
Securities borrowed and other	752	17	9.42%
Total enterprise interest-earning assets	$42,114	319	3.05%
Enterprise interest-bearing liabilities:
Deposits	$25,693	$2	0.03%
Customer payables	6,371	2	0.15%
Securities sold under agreements to repurchase	4,457	35	3.14%
FHLB advances and other borrowings	1,281	17	5.28%
Securities loaned and other	1,226	-	0.05%
Total enterprise interest-bearing liabilities	$39,028	56	0.58%
Enterprise net interest income/spread(9)		$263	2.47%

	Three Months Ended
	June 30, 2013
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(21)	$9,811	$102	4.17%
Available-for-sale securities	12,399	67	2.16%
Held-to-maturity securities	9,770	61	2.51%
Margin receivables	5,675	54	3.81%
Cash and equivalents	1,365	1	0.21%
Segregated cash	468	-	0.10%
Securities borrowed and other	678	13	7.95%
Total enterprise interest-earning assets	$40,166	298	2.97%
Enterprise interest-bearing liabilities:
Deposits	$25,598	$3	0.05%
Customer payables	5,293	2	0.14%
Securities sold under agreements to repurchase	4,465	37	3.28%
FHLB advances and other borrowings	1,287	17	5.26%
Securities loaned and other	856	-	0.02%
Total enterprise interest-bearing liabilities	$37,499	59	0.62%
Enterprise net interest income/spread(9)		$239	2.35%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
	(In millions)
Enterprise net interest income	$267	$263	$239
Earnings on customer assets held by third parties(22)	3	3	4
Net operating interest income	$270	$266	$243

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that corporate cash, tangible book value per share, EBITDA, adjusted EBITDA, interest coverage, adjusted interest coverage, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial capital ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA and Adjusted EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. Adjusted EBITDA represents net income (loss) before taxes, depreciation and amortization, corporate interest expense and impairment of goodwill. Management believes that adjusted EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses, including goodwill impairment, that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Interest Coverage and Adjusted Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. Adjusted interest coverage represents adjusted EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses, included impairment of goodwill, that are excluded from adjusted EBITDA, adjusted interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (10) for a calculation of this non-GAAP measure on a GAAP basis.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Capital Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (3) and (4) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation of corporate cash to GAAP consolidated cash and equivalents at period end (dollars in millions):

	Q2 2014	Q1 2014	Q2 2013
Corporate cash	$570	$525	$251
Bank cash	1,215	1,036	768
International brokerage and other cash	22	24	26
Total consolidated cash and equivalents	$1,807	$1,585	$1,045

(2) Scheduled balances for FHLB advances and securities sold under agreements to repurchase are shown below (dollars in millions):

Date	Balance
12/31/2014	$4,570
12/31/2015	$4,205
12/31/2016	$3,510
12/31/2017	$2,655
12/31/2018	$1,940
12/31/2019	$1,445
12/31/2020	$1,150
12/31/2021	$1,050
12/31/2022	$-

(3) The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios at E*TRADE Bank are Q214 estimates. The Tier 1 common ratio at E*TRADE Bank is a non-GAAP measure. Management believes this ratio is an important measure of E*TRADE Bank's capital strength. The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are calculated as follows (dollars in millions):

	Q2 2014	Q1 2014	Q2 2013
E*TRADE Bank shareholder's equity	$5,974	$5,857	$5,749
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(300)	(384)	(445)
Goodwill & other intangible assets, net of deferred tax liabilities	1,500	1,513	1,568
Subtotal	4,774	4,728	4,626
DEDUCT:
Disallowed servicing assets and deferred tax assets	450	532	654
E*TRADE Bank Tier 1 capital/Tier 1 common	4,324	4,196	3,972
ADD:
Allowable allowance for loan losses	221	233	232
E*TRADE Bank total capital	$4,545	$4,429	$4,204

E*TRADE Bank total assets	$44,517	$45,323	$43,952
DEDUCT:
Gains (losses) in OCI on AFS debt securities and cash flow asset hedges, net of tax	(26)	(102)	(112)
Goodwill & other intangible assets, net of deferred tax liabilities	1,500	1,513	1,568
Subtotal	43,043	43,912	42,496
DEDUCT:
Disallowed servicing assets and deferred tax assets	450	532	654
E*TRADE Bank total assets for leverage capital purposes	$42,593	$43,380	$41,842

E*TRADE Bank total risk-weighted assets(a)	$17,494	$18,439	$18,320

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	10.2%	9.7%	9.5%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	24.7%	22.8%	21.7%
E*TRADE Bank total capital / Total risk-weighted assets	26.0%	24.0%	22.9%
E*TRADE Bank Tier 1 common / Total risk-weighted assets	24.7%	22.8%	21.7%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(4) The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios at E*TRADE Financial are Q214 estimates based on the Federal Reserve regulatory minimum well-capitalized requirements. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective in 2015 as a result of the Dodd-Frank Act. Management believes these ratios are an important measure of the Company's capital strength and accordingly manages capital against the current capital ratios that apply to bank holding companies in preparation for the application of these requirements. The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are calculated as follows (dollars in millions):

	Q2 2014	Q1 2014	Q2 2013
E*TRADE Financial shareholders' equity	$5,188	$5,032	$4,761
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(300)	(384)	(445)
Goodwill & other intangible assets, net of deferred tax liabilities	1,626	1,638	1,704
Disallowed servicing assets and deferred tax assets	1,097	1,138	1,253
E*TRADE Financial Tier 1 common	2,765	2,640	2,249
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	433	433	433
E*TRADE Financial Tier 1 capital	3,198	3,073	2,682
ADD:
Allowable allowance for loan losses	221	232	235
E*TRADE Financial total capital	$3,419	$3,305	$2,917

E*TRADE Financial total average assets	$45,598	$46,382	$44,919
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,626	1,638	1,704
Subtotal	43,972	44,744	43,215
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,097	1,138	1,253
Average total assets for leverage capital purposes	$42,875	$43,606	$41,962

E*TRADE Financial total risk-weighted assets(b)	$17,502	$18,403	$18,502

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	7.5%	7.0%	6.4%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	18.3%	16.7%	14.5%
E*TRADE Financial total capital / Total risk-weighted assets	19.5%	18.0%	15.8%
E*TRADE Financial Tier 1 common / Total risk-weighted assets	15.8%	14.3%	12.2%

(a) The Company is continuing to include TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies announcement of a delay in the implementation of the TRUPs phase-out.

(b) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(5) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(6) Amounts and percentages may not calculate due to rounding.

(7) Operating margin is the percentage of net revenue that results in income before other income (expense) and income taxes. The percentage is calculated by dividing income before other income (expense) and income taxes by total net revenue.

(8) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share at period end (dollars in millions, except per share amounts):

	Q2 2014	Q1 2014	Q2 2013
Book value	$5,188	$5,032	$4,761
Less: Goodwill and other intangibles, net	(1,997)	(2,002)	(2,019)
Less: Deferred tax liability related to goodwill	371	364	315
Tangible book value	$3,562	$3,394	$3,057

	Q2 2014	Q1 2014	Q2 2013
Book value per share	$17.97	$17.44	$16.59
Less: Goodwill and other intangibles, net per share	(6.92)	(6.94)	(7.03)
Less: Deferred tax liability related to goodwill per share	1.29	1.26	1.10
Tangible book value per share	$12.34	$11.76	$10.66

(9) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(10) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. Adjusted interest coverage represents the ratio of the Company’s adjusted EBITDA to its corporate interest expense. The interest coverage ratio calculated based on the Company’s net income (loss) to its corporate interest expense was 2.4, 3.4, and (1.9) for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively.

(11) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q2 2014	Q1 2014	Q2 2013
Total net revenue	$426	$456	$411
Provision for loan losses	12	4	46
Total operating expenses	254	253	225
Other income (expense)	(1)	(12)	(0)
Income before income taxes	159	187	140
Income tax expense	53	71	37
Net income	$106	$116	$103

(12) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(13) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. However, we maintain the ability to bring these customer assets back on-balance sheet with appropriate notification to the third parties.

(14) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(15) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q2 2014	Q1 2014	Q2 2013
One- to four-family	$137	$142	$439
Home equity	274	280	293
Total charge-offs	$411	$422	$732

(16) Includes unpaid principal balances and premiums (discounts).

(17) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(18) At March 31, 2014, the Company transferred $795 million of one- to four-family loans modified as TDRs to held-for-sale. Charge-offs, net for the one- to four-family loan portfolio included $42 million related to this transfer, which had been previously recorded in the allowance for loan losses.

(19) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q2 2014	Q1 2014	Q2 2013
Modified loans	$364	$367	$1,268
Bankruptcy loans	181	186	201
Total TDRs	$545	$553	$1,469

(20) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(21) Includes loans held-for-sale and excludes loans to customers on margin.

(22) Includes interest earned on average customer assets of $14.1 billion, $14.0 billion and $11.2 billion for the quarters ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com